Exhibit 10.18

LOAN AGREEMENT

This Loan Agreement (this “Agreement”), dated effective May 1, 2016, is by and between Creative Medical Technologies, Inc., a Nevada corporation (the “Borrower”), and Creative Medical Health, Inc., a Delaware corporation (the “Lender”). The Lender and the Borrower will be individually referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Borrower entered into a Loan Agreement dated February 2, 2016, under which the Borrower borrowed $50,000 from the Lender prior to the effective date of this Agreement (the “Original Loan Agreement”);

WHEREAS, the Borrower has indicated that it wishes to borrow up to an additional $50,000 through a series of loan advances (each a “Loan Advance”) by the Lender to the Borrower as provided herein; and

WHEREAS, the Parties desire that the Lender will loan the Borrower money to be used to continue to launch the proposed business of the Borrower.

NOW THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as set forth below.

1.          Loan of Funds. In one or more Loan Advances, the Lender shall loan to the Borrower $50,000.00 (the “Loaned Funds”). The Loan Advances shall be made by the Lender upon written request of the Borrower and based upon the availability of funds by the Lender. The rights of the parties in the Loaned Funds and the terms under this Agreement and the Original Loan Agreement shall be pari pasu and neither loan shall be senior, or grant rights superior, to the other loan.

2.          Principal. Upon receipt of funds from the Lender, the Borrower promises unconditionally to pay to the order of the Lender the aggregate principal amount of the Loaned Funds represented by each Loan Advance, together with interest pursuant to this Agreement and the corresponding promissory note documenting the Loan Amount. Repayment of the Loan Amount shall be subject to the terms and conditions of the 8% Promissory Note attached hereto as Exhibit 1 (the “Note”).

3.          Interest Rate. The rate of simple interest for the Loan Amount shall be 8% per annum and will be due as provided in the Note. The Note will be due as set forth therein (the “Maturity Date”). Interest shall be calculated on the basis of a year of 365 days applied to the actual days on which there exists an unpaid balance under the Note. Interest on the Note shall be payable on the Maturity Date. In addition, the Borrower shall repay the entire principal of the Loan Amount as well as all accrued interest according to the terms of this Agreement and the Note on the Maturity Date.

4.          Retroactive Effectiveness. This Agreement shall be effective retroactive to May 1, 2016, and shall be binding upon any funds advanced by CMH since that date as provided in this Agreement.

5.          Representations and Warranties.

The Borrower represents and warrants to the Lender as follows:

5.1           Powers and Authority. The Borrower has all necessary power to carry on its present business and has full right, power and authority to enter into this Agreement, to make the borrowings herein provided for, and otherwise perform and to consummate the transactions contemplated hereby.

5.2           No Conflicts. This Agreement does not, and the performance or observance by the Borrower of any of the matters and things herein provided for will not, constitute an event of default, or event which with the lapse of time, the giving of notice or both, would constitute an event of default under any agreement to which it is a party or by which it is bound.

5.3           Corporate Organization. The Borrower is a duly organized and validly existing under its jurisdiction of organization.

5.4           Corporate Authorization. The board of directors of the Borrower has authorized the execution and performance of this Agreement.

6.          Successors and Assigns; Assignment.  Except as otherwise expressly provided herein, the provisions hereof inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.  The Borrower may not assign this Agreement or any of the rights or obligations referenced herein without the prior written consent of the Lender. The Lender may assign this Agreement, in whole or in part, without the prior consent of the Borrower, and any assignee of this Agreement shall inure to all of the rights of the Lender hereunder.

7.          Default Notice. Upon the occurrence of a breach of this Agreement, the defaulting party is entitled to receive written notice specifying the breach. Such notice shall be sent immediately upon discovery of the breach. The defaulting party shall then be entitled to 30 days in which to cure the problem. Events of Default are defined in the Note, which is incorporated herein by this reference.

8.          Rights and Remedies upon Default. Upon the occurrence of an Event of Default the Lender (acting upon the written instruction and at the direction of the Required Majority, as defined in the Security Agreement) may exercise any and all rights and remedies available in the Notes and the Security Agreement, and available in law, in equity or otherwise.

9.          Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

10.         Binding Agreement; Survival. This Agreement shall bind and inure to the benefit of both parties, and except as otherwise expressly provided to the contrary herein, each of their respective heirs, successors and assigns.

11.         Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Lender, upon any breach or default of the Borrower under this Agreement shall impair any such right, power, or remedy of the Lender nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

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12.         Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the language used in this Agreement has been chosen by the parties to express their mutual intent. Accordingly, no rules of strict construction will be applied against any party with respect to this Agreement.

13.         Cumulative Rights. No delay on the part of the Lender in the exercise of any power or right under this Agreement or under any other instrument executed pursuant to this Agreement shall operate as a waiver of any such power or right, nor shall a single or partial exercise of any power or right preclude other or further exercise of such power or right or the exercise of any other power or right.

14.         Payments Free of Taxes, Etc. All payments made by the Borrower under this Agreement shall be made by the Borrower free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions, and withholdings. In addition, the Borrower shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance, and enforcement of this Agreement. Upon request by the Lender, the Borrower shall furnish evidence satisfactory to the Lender that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies, and charges have been paid.

15.         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

16.         Other Interpretive Provisions. References in this Agreement to any document, instrument or agreement (a) includes all exhibits, schedules, and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include” and “including” and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive.

17.         No Oral Modification or Waivers. The terms herein may not be modified or waived orally, but only by an instrument in writing signed by the party against which enforcement of the modification or waiver is sought.

18.         Attorney Fees. In the event of any suit or action to enforce or interpret any provision of this Agreement or otherwise arising out of this Agreement, the prevailing party is entitled to recover, in addition to other direct incremental costs, reasonable attorney fees in connection with the suit, action, or arbitration, and in any appeals.

19.         Governing Law; Jurisdiction; Venue. This Note, and all matters arising directly and indirectly herefrom, shall be governed in all respects by the laws of the State of Nevada as such laws are applied to agreements between parties in Nevada.

20.         Entire Agreement; Integration Clause. This Agreement sets forth the entire agreement and understandings of the parties hereto with respect to this transaction, and this Agreement supersedes and nullifies all other agreements made between the parties hereto.

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21.         Counterparts. This Agreement may be executed in as many counterpart copies as may be required. All counterparts shall collectively constitute a single agreement.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has executed this Agreement respectively as of the date set forth below.

BORROWER:	Creative Medical Technologies, Inc.

June ____, 2016	By
Dr. Thomas Ichim, President

LENDER:	Creative Medical Health, Inc.

June _____, 2016	By
Timothy Warbington, CEO

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Exhibit 1

[8% Promissory Note]

See Attached

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